EXHIBIT 10.14

                        TERM LOAN AND SECURITY AGREEMENT


THIS TERM LOAN AND SECURITY AGREEMENT ("Agreement") is made and delivered this 3rd day of July, 2002, by and between Mattson Technology, Inc., a Delaware corporation (the "Company"), and Brad Mattson ("Borrower").

     WHEREAS, Borrower desires to obtain a loan from the Company, as herein provided; and,

     WHEREAS, the Company is willing to provide such loan to and in favor of Borrower, subject to the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, Borrower and the Company agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

     "Interest Rate" shall mean that annual rate of interest equal to the greater of (i) the prime rate plus 125 basis points and (ii) that interest rate charged by Prudential under the Margin Agreement.

     "Business Day" shall mean any day, other than a Saturday, Sunday or holiday, on which the Company is open to carry on all or substantially all of its normal business in California.

     "Indebtedness" shall mean all loans, advances, indebtedness, obligations and liabilities of Borrower to the Company under this Agreement, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

     "Maturity Date" shall mean December 31, 2002.

     2. Term Loan.

          2.1 Loan. Subject to the terms and conditions of this Agreement, the Company agrees to make a loan to Borrower upon the terms and conditions set forth herein (the "Loan"). The aggregate principal amount of the Loan shall be $2,600,647.03. Borrower may prepay all or part of the outstanding Loan at any time without premium or penalty.

          2.2 Interest. The Loan shall, from and after the date hereof, bear interest at a per annum rate equal to the Interest Rate. Interest on the unpaid balance of the Loan outstanding from time to time shall be payable on the Maturity Date, when all unpaid principal, interest and other amounts owing under this Agreement shall be due and payable.


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          2.3 Interest Computations. In the event the Interest Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Interest Rate is changed, by an amount equal to such change in the Interest Rate. All interest chargeable hereunder shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

          2.4 Company's Books and Records. The amounts from time to time outstanding hereunder, the applicable interest rate in respect of the Loan, and the amount and date of any repayment hereunder, shall be noted on the Company's books and records, which shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by the Company to make any such notation, or any error in any such notation, shall not relieve Borrower of its obligations to pay to the Company all amounts owing to the Company under or pursuant to this Agreement when due in accordance with the terms hereof.

     3. Repayment.

          3.1 Accrual and Payment of Interest and Maturity. The Loan, and all principal and interest outstanding hereunder, shall mature and become due and payable in full on the Maturity Date; provided, however, that should the Borrower sell any shares of common stock of the Company at any time while any portion of the Loan or other amounts are outstanding under this Agreement, the full amount of the proceeds from such sale of common shall be applied against and used to repay the Loan. In addition, should Borrower maintain or establish a margin account after the date hereof with any broker or investment banker at any time while any portion of the Loan is outstanding hereunder, the full proceeds from any initial borrowing under such margin account shall be used to repay the Loan or portion thereof. Borrower agrees that, while any amounts are outstanding hereunder, Borrower shall not borrow against any margin agreement, without applying the proceeds of such borrowing to repayment of proceeds hereunder.

          3.2 Payments on Non-Business Day. In the event that any payment of any principal, interest, or any other amounts payable by Borrower under or pursuant to this Agreement shall become due on any day which is not a Business Day, such due date shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable at the applicable rate(s) for and during any such extension.

          3.3 Payment Procedures. All sums payable by Borrower to the Company under or pursuant to this Agreement, whether principal, interest, or otherwise, shall be paid, when due, directly to the Company at its headquarters offices in Fremont, California, or at such other office of the Company as the Company may designate in writing to Borrower from time to time, in immediately available United States funds, and without setoff, deduction or counterclaim.

          3.4 Default Rate. Notwithstanding anything to the contrary set forth herein, in the event that and so long as any Event of Default shall have occurred and be continuing or exist, all indebtedness outstanding under this Agreement shall bear interest at a rate equal to the then applicable interest rate plus two percent (2%), which interest, in any case, shall be payable upon demand.


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          3.5 Preferences. Borrower hereby expressly agrees that, to the extent that the Company receives any payment or benefit of or otherwise upon any of the indebtedness hereunder, and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law, or equitable cause, then to the extent of such payment or benefit, the Indebtedness, or part thereof, intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made by Borrower or received by the Company, and, further, any such repayment by the Company shall be added to and be deemed to be additional indebtedness hereunder.

          3.6 Proceeds Upon Sale of Company Common Stock. Borrower agrees that until all amounts due hereunder are repaid in full, Borrower shall apply the proceeds of any sale of any Company common stock to repayment of the Loan. In the event of any other disposition, including any disposition relating to a merger or acquisition involving the Company, all amounts due hereunder shall be immediately due and payable and all proceeds relating to any such transactions shall be applied to the repayment of all amounts due under this Agreement.

     4. Grant of Security Interest. Borrower grants and pledges to Company a continuing security interest in all presently existing and hereafter acquired or arising shares of common or preferred stock of the Company owned by Borrower (the "Collateral"), and pledges the Collateral in order to secure prompt payment of any and all Indebtedness and in order to secure prompt performance by Borrower of each of its covenants and duties hereunder. Borrower hereby agrees that it will not create or suffer to exist any security interest in the Collateral at any time other than the interest of the Company hereunder other than any pledge of or security interest in the Collateral to secure amounts due under a margin account, so long as the proceeds of any borrowing under the margin account are used to repay amounts due hereunder.

     5. Events of Default; Remedies.

          5.1 Events of Default. The occurrence or existence of any of the following conditions or events shall constitute an "Event of Default" hereunder:

               (i) upon non-payment of any principal, interest or other sums due to the Company under this Agreement;

               (ii) default in the observance or performance of any of the conditions, covenants or agreements of Borrower set forth in this Agreement, and continuance thereof for a period of thirty (30) days;


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               (iii) if Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or applies for, consents to, or acquiesces in the appointment of a trustee, receiver, liquidator, conservator or other custodian for Borrower or a substantial part of his property, or makes a general assignment for the benefit of creditors; or files a voluntary petition in bankruptcy or in the absence of such filing application, consent or acquiescence, a trustee, receiver, liquidator, conservator or other custodian is appointed for Borrower or for a substantial part of his property, and the same is not discharged within thirty (30) days; or any bankruptcy, reorganization, debt arrangement, or other proceedings under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against Borrower, if instituted against Borrower, the same is consented to or acquiesced in by Borrower, or otherwise remains undismissed for thirty (30) days; or any warrant of attachment is issued against any substantial part of the property of Borrower, which is not released within thirty (30) days of service thereof.

          5.2 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Company may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

               (i) declare all Indebtedness immediately due and payable;

               (ii) terminate this Agreement as to any future liability or obligation of the Company, but without affecting the Company's rights and security interests in the Collateral, and the Indebtedness of Borrower to the Company;

               (iii) without notice to Borrower set off and apply to the Indebtedness any and all indebtedness at any time owing to or for the credit or the account of Borrower by the Company;

               (iv) sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Company determines is commercially reasonable, and apply the proceeds thereof to the Indebtedness in whatever manner or order Company deems appropriate.

     Any deficiency that exists after disposition of the Collateral will be paid immediately by Borrower.

     6. Miscellaneous.

          6.1 Fees and Costs. In the event Company incurs any costs or fees in order to enforce payment of this Agreement or any portion thereof, the Borrower agrees to pay to Company, in addition to such amounts as are owed pursuant to this Agreement, such costs and fees, including, without limitation, a reasonable sum for attorneys' fees.

          6.2 Taxes and Fees. Should any tax (other than a tax based upon the net income of the Company) or recording or filing fee become payable in respect of this Agreement or any amendment, modification or supplement hereof or thereof, Borrower agrees to pay such taxes (or reimburse the Company therefor), together with any interest or penalties thereon, and agree to hold the Company harmless with respect thereto; provided, however, that Borrower shall have no liability for any tax or fees due solely as a result of the Company's failure to comply with any provisions of applicable law.


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     6.3 Governing Law. This Agreement, and the note entered into in connection herewith, shall be governed by and construed and enforced in accordance with the laws of the State of California.

     6.4 Notices. All notices and other communications provided for herein or in any document contemplated hereby, given hereunder or required by law to be given, shall be in writing (unless expressly provided to the contrary). If personally delivered, such notices shall be effective when delivered, and in the case of mailing, such notices shall be effective two (2) Business Days after sending by first class mail, postage prepaid, in each case addressed to the parties as set forth on the signature page of this Agreement, or to such other address as a party shall have designated to the other in writing in accordance with this Section.

     6.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Borrower and the Company and their respective successors and assigns. The foregoing shall not authorize any assignment or transfer by Borrower, of any of its respective rights, duties or obligations hereunder, such assignments or transfers being expressly prohibited. The Company, however, may freely assign, whether by assignment, participation or otherwise, its rights and obligations hereunder.

     6.6 Amendment and Waiver. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto and then such waiver or consent shall be effective only in the specific instance(s) and for the specific time(s) and purpose(s) for which given.

     6.7 Severability. In case any one or more of the obligations of Borrower under this Agreement, or any Note, shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of Borrower shall not in any way be affected or impaired thereby.

     6.8 Complete Agreement, Conflicts. This Agreement and the note entered into in connection herewith contain the entire agreement of the parties thereto and supersedes all prior agreements and understandings related to the subject matter hereof, and none of the parties shall be bound by anything not expressed in writing.

     6.9 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.



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      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first set forth above.



THE COMPANY

MATTSON TECHNOLOGY, INC.                 BORROWER


By: ______________________________       By: ______________________________
                                              Brad Mattson

Print Name:

Its:





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